EXHIBIT 10.3


                           MEMORANDUM OF UNDERSTANDING

                                     Between

                                    Hana Bank

                                       And

                               First Ecom.Com Inc


This Memorandum of Understanding ("MOU") is made this 14th day of October, 1999 by and between Hana Bank, with offices situated at 101-1 Ulchiro-1 ka, Chung-ku, Seoul, Republic of Korea, and First Ecom.com Inc., with offices at 902 Henley Building, 5 Queen's Road Central, Hong Kong (respectively "First Ecom" and "Hana"):-

     1. First Ecom has a subsidiary company incorporated in Bermuda authorised to process MasterCard and Visa Card payments for the purchase of goods and services, including purchases transacted over the Internet.

     2. The steps involved in the processing of such payments are described in the attached summary and will be known as "E-commerce services".

     3. Hana maintains banking relationships with merchants in the Republic of Korea and wishes to enhance these relationships by engaging First
          Ecom's payment processing services, subject to the terms and conditions to be agreed.

     4. First Ecom and Hana shall diligently work towards agreeing the terms of a mutually satisfactory contract by which First Ecom shall provide, and Hana shall engage, e-commerce services.

     5. The terms of such agreement shall have regard to the rules made from time to time by VISA International and MasterCard in relation to the processing of credit card transactions, and shall require Hana to ensure that its merchants to whom e-commerce services are extended are informed of the need to abide by these rules at all times.

     6. The terms of such agreement shall otherwise cover the cost of e-commerce services, the duration for which these services are to be provided, the circumstances in which the provision or engagement of services may be terminated, terms relating to intellectual property, together with other general terms and conditions customarily found in international agreements.

     7. First Ecom and Hana shall endeavour to reach a mutually satisfactory agreement by November 30, 1999. However, as this MOU does not commit either party to any legal obligations, failure to reach agreement by that date shall not entitle either party to any form of remedy whatsoever.

For and on behalf of                                 For and on behalf of
Hana Bank                                            First Ecom.com Inc

(SIGNED)                                             (SIGNED)

Authorised Officer                                   Authorised Officer

                                   Summary of

                               Ecommerce Services


The FEDS' processing system will provide the Bank's merchants (each of which is herein defined as "Merchant") with the capability of accepting customer transactions by way of on-line ordering. The system will exhibit the features and services described below.

Upon making a purchase from the Merchant's website, a customer will click on a "buy" icon and submit order details (product description & quantity, ordering name, shipping address, etc), together with payment details (credit card information);

The customer will then click on a "send" icon in order to instruct the encryption and transmission of this information;

The information contained in the transaction will then be processed by FEDS's proprietary systems and sent along with a request for authorization as follows:

     o FEDS' systems will route transaction information to a dedicated payment switch located in the tax neutral jurisdiction of Bermuda;

     o FEDS' systems will then ensure that the transaction information is routed to the relevant payment network for authorization.

Transaction information is then sent back to the payment switch in Bermuda and in turn routed back to the Merchant along with the result of the authorization request.

Where a transaction has been authorized, the Merchant may apply for settlement and will receive funds by way of transfer to its account at the Bank.